Exhibit 99.1

At the Company
Kim Hillyer	Jeff Goeser
Director, Communications	Director, Investor Relations and Finance
(402) 574-6523	(402) 597-8464
kim.hillyer@tdameritrade.com	jeffrey.goeser@tdameritrade.com

TD Ameritrade Delivers 4th Consecutive Record Year for Asset Gathering

Record Net New Client Assets of $41 billion, 12% annual growth rate

Record Average Client Trades per Day of 399,000

Diluted Earnings per Share of $1.11, an 11% increase over fiscal 2010

OMAHA, Neb., October 25, 2011 – TD Ameritrade Holding Corporation (NASDAQ: AMTD) has released results for fiscal 2011. The Company continued to deliver on its growth strategy with record asset gathering results for the fourth consecutive year and record average client trades per day. This included a new milestone as the Company, for the first time, executed more than 100 million client trades in a single fiscal year. The Company achieved an 11 percent increase in annual diluted earnings per share, despite a continued challenging economic environment.

The Company’s results for the fiscal year ended Sept. 30, 2011 include the following:(1)

•	Net income of $638 million, or $1.11 per diluted share

•	Record average client trades per day of approximately 399,000

•	Record net new client assets of $41.5 billion, an annual growth rate of 12 percent of beginning client assets

•	Net revenues of $2.8 billion, 51 percent of which were asset-based

•	Operating income of $1.0 billion, or 38 percent of net revenues

•	Pre-tax income of $1.0 billion, or 37 percent of net revenues

•	EBITDA of $1.2 billion, or 44 percent of net revenues(2)

•	Record interest rate-sensitive assets of $77 billion(3)

•	Client assets of approximately $379 billion, including $74 billion in client cash

“Despite operating in a challenging economic environment for the past three years we have continued to deliver strong results in those areas within our control, and 2011 was no exception,” said Fred Tomczyk, president and chief executive officer. “We gathered a record $41 billion in net new assets, including a record $12 billion in the fourth quarter alone, an annual growth rate of 12 percent. We maintained our industry-leading position in trading with yet another year of record client trades per day, as we enhanced our mobile offering, launched our three-tier trading platform and completed the integration of thinkorswim. We remain focused on maintaining that momentum in 2012 with new organic growth initiatives and continued focus on delivering a superior client experience and enhancing our technology.”

“Thanks to our record organic growth, interest rate-sensitive assets balances are up 17 percent from last year to a record $77 billion. Within that, we have nearly $57 billion in client insured deposit account assets, up 29 percent from 2010, which continue to help us mitigate the ongoing low interest rate environment,” said Bill Gerber, executive vice president and chief financial officer. “These results, combined with our record trading activity, led to an 11 percent increase in earnings per share for fiscal 2011. And, we returned 80 percent of those earnings to our shareholders through our quarterly dividends and repurchasing 23 million shares, or four percent, of our outstanding common stock.”

Fiscal 2012 Outlook

The Company has also released an updated Outlook Statement which reflects expected earnings of $1.00 to $1.35 per share for its 2012 fiscal year.

More information on the fiscal 2012 forecast is available through the Company’s Outlook Statement, located in the “Investor” section of its Web site, www.amtd.com.

“All indicators are telling us that this uncertain economic environment is here to stay for the next year or two, and as a management team we are planning accordingly,” Tomczyk continued. “We have strong asset gathering momentum, and our sales pipelines and cross-selling efforts are delivering results. And while we will continue to invest in those areas in 2012, we will also increase our focus on managing our growth through improving our processes and operational efficiencies.”

Fourth Quarter 2011 Results

In addition, the Company has released its results for the quarter ended Sept. 30, 2011, which include the following:(1)

•	Average client trades per day of approximately 416,000

•	Record net new client assets of approximately $12.4 billion, an annualized growth rate of 12 percent

•	Net revenues of $703 million, 52 percent of which were asset-based

•	Operating income of $268 million, or 38 percent of net revenues

•	Pre-tax income of $264 million, or 37 percent of net revenues

•	Net income of $164 million, or $0.29 per diluted share

•	EBITDA of $312 million, or 44 percent of net revenues(2)

Stock Repurchases

During the fourth quarter of fiscal 2011, TD Ameritrade repurchased 13.2 million shares of its common stock at an average price of $15.39 per share, for approximately $204 million. Over the last 12 months, the Company has used $395 million to repurchase 23.3 million shares at an average price of $16.96 per share.

As of Sept. 30, 2011, the Company had 6.7 million shares remaining on its existing stock repurchase authorization, and the board of directors has agreed to a new 30 million-share repurchase authorization.

Quarterly Dividend Increased

The Company has declared a $0.06 per share quarterly cash dividend, an increase of 20 percent, from the previous quarter’s dividend. The dividend is payable on Nov. 15, 2011 to all holders of record of common stock as of Nov. 1, 2011.

Industry Recognition

The thinkorswim by TD Ameritrade trading platform received 5 stars overall as well as 5 stars in the categories of “platforms and tools”, “investment offerings” and “customer support” in the 2011 Stockbrokers.com Forex Broker Review.(4) The Web site’s in-house foreign exchange (“forex”) trading staff spent hundreds of hours sifting through brokerage sites, downloading platforms, and analyzing spread data with respect to their forex trading experiences.

Stockbrokers.com said in its review, “thinkorswim is, hands down, the most powerful trading platform available. With up-to-the-minute research, live CNBC streaming commentary, and the ability to trade stocks, options, futures, and forex, thinkorswim is perfect for investors involved in the stock market who want to diversify with currencies.”

Company Hosts Conference Call

TD Ameritrade will host its September Quarter conference call this morning, October 25, 2011, at 7:30 a.m. CDT. Participants may listen to the call by dialing 877-881-2595. Interested parties may listen to a replay of the call by dialing 800-642-1687 and the passcode 64265381. The Company will Webcast the conference live at www.amtd.com and will make all accompanying materials available to participants prior to the call.

The Company asks that interested parties visit or subscribe to newsfeeds at www.amtd.com for the most up-to-date corporate financial information, presentation announcements, transcripts and archives. Website links, corporate titles and telephone numbers provided in this release, although correct when published, may change in the future.

AMTD-E

About TD Ameritrade Holding Corporation

Millions of investors and independent registered investment advisors (RIAs) have turned to TD Ameritrade’s (NASDAQ: AMTD) technology, people and education to help make investing and trading easier to understand and do. Online or over the phone. In a branch or with an independent RIA. First-timer or sophisticated trader. Our clients want to take control, and we help them decide how - bringing Wall Street to Main Street for more than 36 years. An official sponsor of the 2012 U.S. Olympic Team, TD Ameritrade has time and again been recognized as a leader in investment services. Please visit the TD Ameritrade newsroom or www.amtd.com for more information.

Safe Harbor

This document contains forward-looking statements within the meaning of the federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. In particular, any projections regarding our future revenues, expenses, earnings, capital expenditures, effective tax rates, client trading activity, benefits of the thinkorswim acquisition, accounts or stock price, as well as the assumptions on which such expectations are based, are forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. These statements involve risks, uncertainties and assumptions that could cause actual results or performance to differ materially from those contained in the forward-looking statements. These risks, uncertainties and assumptions include general economic and political conditions, interest rates, market fluctuations and changes in client trading activity, increased competition, systems failures and capacity constraints, ability to service debt obligations, new laws and regulations effecting our business, regulatory and legal matters and uncertainties and other risk factors described in our latest Annual Report on Form 10-K, filed with the SEC on Nov. 19, 2010 and our latest Quarterly Report on Form 10-Q filed thereafter. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws.

1	Please see the Glossary of Terms, located in “Investor” section of www.amtd.com for more information on how these metrics are calculated.
2	See attached reconciliation of non-GAAP financial measures.
3	Interest rate-sensitive assets consist of spread-based assets and money market mutual funds. Ending balances as of September 30, 2011.
4	The thinksorswim by TD Ameritrade trading platform received 5 stars overall in the 2011 Stockbrokers.com Forex Broker Review (sharing the highest score with one other broker) as well as 5 stars in the categories of “platforms and tools” (sharing the highest score with one other broker) “investment offerings” (sharing the highest score with three other brokers) and “customer support” (sharing the highest score with one other broker). thinksorswim by TD Ameritrade was evaluated among a total of 16 forex brokers and trading platforms reviewed. Read the article. TD Ameritrade Holding Corporation and Stockbrokers.com are separate, unaffiliated entities and are not responsible for each other’s products and services.

Brokerage services provided by TD Ameritrade, Inc., member FINRA (www.FINRA.org) /SIPC (www.SIPC.org) /NFA (www.nfa.futures.org).

TD AMERITRADE HOLDING CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

In thousands, except per share amounts

(Unaudited)

	Quarter Ended			Fiscal Year Ended
	Sept. 30, 2011	June 30, 2011	Sept. 30, 2010	Sept. 30, 2011	Sept. 30, 2010
Revenues:
Transaction-based revenues:
Commissions and transaction fees	$315,457	$281,591	$250,021	$1,228,064	$1,193,761

Asset-based revenues:
Interest revenue	124,702	132,334	112,266	496,661	427,723
Brokerage interest expense	(1,245)	(1,052)	(1,371)	(4,826)	(6,065)

Net interest revenue	123,457	131,282	110,895	491,835	421,658

Insured deposit account fees	199,768	196,817	176,837	762,527	682,206
Investment product fees	41,320	43,938	36,344	166,394	129,308

Total asset-based revenues	364,545	372,037	324,076	1,420,756	1,233,172

Other revenues	23,456	31,154	34,739	113,839	133,758

Net revenues	703,458	684,782	608,836	2,762,659	2,560,691

Operating expenses:
Employee compensation and benefits	174,234	168,564	154,683	674,866	622,449
Clearing and execution costs	28,495	22,648	21,945	100,060	90,367
Communications	24,765	27,057	30,604	106,547	106,933
Occupancy and equipment costs	37,749	36,318	38,718	142,412	142,902
Depreciation and amortization	17,130	16,914	15,460	66,759	57,032
Amortization of acquired intangible assets	24,379	24,083	24,741	97,126	100,463
Professional services	46,506	42,882	35,048	169,764	132,218
Advertising	49,114	48,109	61,648	253,206	250,007
Gains on money market funds and client guarantees	—	—	(1,587)	—	(12,732)
Other	32,786	35,668	30,331	104,077	105,679

Total operating expenses	435,158	422,243	411,591	1,714,817	1,595,318

Operating income	268,300	262,539	197,245	1,047,842	965,373

Other expense (income):
Interest on borrowings	6,790	6,916	11,094	32,017	44,858
Loss on debt refinancing	—	1,435	—	1,435	8,392
(Gain) loss on sale of investments	(2,081)	—	38	(2,081)	38

Total other expense (income)	4,709	8,351	11,132	31,371	53,288

Pre-tax income	263,591	254,188	186,113	1,016,471	912,085

Provision for income taxes	99,940	96,793	72,154	378,718	319,897

Net income	$163,651	$157,395	$113,959	$637,753	$592,188

Earnings per share - basic	$0.29	$0.28	$0.20	$1.12	$1.01
Earnings per share - diluted	$0.29	$0.27	$0.20	$1.11	$1.00

Weighted average shares outstanding - basic	562,243	570,287	576,086	570,314	585,128
Weighted average shares outstanding - diluted	568,421	576,784	582,134	576,462	591,922

Dividends declared per share	$0.05	$0.05	$—	$0.20	$—

TD AMERITRADE HOLDING CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

In thousands

(Unaudited)

	Sept. 30, 2011	Sept. 30, 2010
Assets:
Cash and cash equivalents	$1,031,963	$741,492
Segregated cash and investments	2,519,249	994,026
Broker/dealer receivables	834,469	1,207,723
Client receivables	8,059,410	7,393,855
Goodwill and intangible assets	3,491,330	3,591,272
Other	1,189,341	798,550

Total assets	$17,125,762	$14,726,918

Liabilities and stockholders’ equity:

Liabilities:
Broker/dealer payables	$1,709,572	$1,934,315
Client payables	8,979,327	6,810,391
Long-term debt	1,336,789	1,302,269
Other	984,257	908,064

Total liabilities	13,009,945	10,955,039

Stockholders’ equity	4,115,817	3,771,879

Total liabilities and stockholders’ equity	$17,125,762	$14,726,918

TD AMERITRADE HOLDING CORPORATION

SELECTED OPERATING DATA

(Unaudited)

	Quarter Ended			Fiscal Year Ended
	Sept. 30, 2011	June 30, 2011	Sept. 30, 2010	Sept. 30, 2011	Sept. 30, 2010
Key Metrics:
Net new assets (in billions)	$12.4	$7.9	$6.0	$41.5	$33.9
Net new asset growth rate (annualized)	12%	8%	7%	12%	11%
Average client trades per day	415,739	369,716	317,684	398,986	371,835
Profitability Metrics:
Operating margin	38.1%	38.3%	32.4%	37.9%	37.7%
Pre-tax margin	37.5%	37.1%	30.6%	36.8%	35.6%
Return on client assets (annualized)	0.26%	0.24%	0.22%	0.26%	0.28%
Return on average stockholders’ equity (annualized)	15.7%	15.1%	12.0%	15.7%	15.7%
EBITDA(1) as a percentage of net revenues	44.3%	44.1%	39.0%	43.9%	43.5%
Debt and Liquidity Metrics:
Interest on borrowings (in millions)	$6.8	$6.9	$11.1	$32.0	$44.9
Average debt outstanding (in billions)	$1.3	$1.3	$1.3	$1.3	$1.3
Leverage ratio (average debt/annualized EBITDA(1))	1.0	1.0	1.3	1.0	1.2
Interest coverage ratio (EBITDA(1)/interest on borrowings)	45.9	43.7	21.4	37.9	24.8
Liquid assets - management target(1) (in billions)	$0.9	$0.8	$0.6	$0.9	$0.6
Liquid assets - regulatory threshold(1) (in billions)	$1.4	$1.4	$1.1	$1.4	$1.1
Cash and cash equivalents (in billions)	$1.0	$1.3	$0.7	$1.0	$0.7
Transaction-Based Revenue Metrics:
Total trades (in millions)	26.6	23.3	20.3	100.7	93.3
Average commissions and transaction fees per trade(2)	$11.85	$12.08	$12.29	$12.18	$12.79
Average client trades per funded account (annualized)	18.7	16.7	14.6	18.2	17.3
Activity rate - funded accounts	7.4%	6.6%	5.8%	7.2%	6.9%
Trading days	64.0	63.0	64.0	252.5	251.0
Spread-Based Asset Metrics:
Average interest-earning assets (excluding conduit business) (in billions)	$13.3	$14.0	$12.0	$13.5	$13.3
Average insured deposit account balances (in billions)	54.0	48.6	43.1	48.5	39.2

Average spread-based balance (in billions)	$67.3	$62.6	$55.1	$62.0	$52.5

Net interest revenue (excluding conduit business) (in millions)	$123.4	$131.2	$110.8	$491.6	$420.9
Insured deposit account fee revenue (in millions)	199.8	196.8	176.8	762.5	682.2

Spread-based revenue (in millions)	$323.2	$328.0	$287.6	$1,254.1	$1,103.1

Avg. annualized yield - interest-earning assets (excluding conduit business)	3.62%	3.70%	3.60%	3.59%	3.13%
Avg. annualized yield - insured deposit account fees	1.45%	1.60%	1.61%	1.55%	1.72%
Net interest margin (NIM)	1.88%	2.07%	2.04%	1.99%	2.07%
Interest days	92	91	92	365	365
Fee-Based Investment Metrics:
Money market mutual fund fees:
Average balance (in billions)	$8.5	$8.8	$8.8	$8.7	$9.9
Average annualized yield	0.06%	0.06%	0.16%	0.10%	0.10%

Fee revenue (in millions)	$1.2	$1.4	$3.5	$8.5	$9.9

Other fee-based investment balances:
Average balance (in billions)	$71.7	$73.2	$57.1	$69.6	$51.7
Average annualized yield	0.22%	0.23%	0.22%	0.22%	0.23%

Fee revenue (in millions)	$40.1	$42.5	$32.8	$157.9	$119.4

Average fee-based investment balances (in billions)	$80.1	$82.0	$65.9	$78.3	$61.6
Average annualized yield	0.20%	0.21%	0.22%	0.21%	0.21%

Investment product fee revenue (in millions)	$41.3	$43.9	$36.3	$166.4	$129.3

Client Account and Client Asset Metrics:
New accounts opened	150,000	154,000	125,000	645,000	667,000

Funded accounts (beginning of period)	5,592,000	5,547,000	5,440,000	5,455,000	5,279,000
Funded accounts (end of period)	5,617,000	5,592,000	5,455,000	5,617,000	5,455,000
Percentage change during period	0%	1%	0%	3%	3%

Client assets (beginning of period, in billions)	$413.7	$412.3	$323.8	$354.8	$302.0
Client assets (end of period, in billions)	$378.7	$413.7	$354.8	$378.7	$354.8
Percentage change during period	(8)%	0%	10%	7%	17%

(1)	See attached reconciliation of non-GAAP financial measures.
(2)	Average commissions and transaction fees per trade excludes thinkorswim active trader and TD Waterhouse UK businesses.

NOTE: See Glossary of Terms on the Company’s web site at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION

SELECTED OPERATING DATA

(Unaudited)

	Quarter Ended			Fiscal Year Ended
	Sept. 30, 2011	June 30, 2011	Sept. 30, 2010	Sept. 30, 2011	Sept. 30, 2010
Net Interest Revenue (excluding Conduit Business):
Segregated cash:
Average balance (in billions)	$2.9	$2.9	$2.9	$3.0	$4.7
Average annualized yield	0.01%	0.05%	0.16%	0.07%	0.13%

Interest revenue (in millions)	$0.1	$0.4	$1.2	$2.2	$6.3

Client margin balances:
Average balance (in billions)	$8.5	$9.4	$7.6	$8.8	$7.0
Average annualized yield	4.35%	4.32%	4.68%	4.39%	4.70%

Interest revenue (in millions)	$94.3	$103.4	$91.0	$389.5	$333.1

Securities borrowing/lending (excluding conduit business):
Average securities borrowing balance (in billions)	$0.4	$0.5	$0.5	$0.5	$0.5
Average securities lending balance (in billions)	$1.6	$1.8	$1.5	$1.6	$1.6
Interest revenue (in millions)	$29.8	$28.1	$19.3	$102.9	$84.9
Interest expense (in millions)	(0.7)	(0.4)	(0.6)	(2.6)	(2.2)

Net interest revenue - securities borrowing/lending (excluding conduit business) (in millions)	$29.1	$27.7	$18.7	$100.3	$82.7

Other cash and interest-earning investments:
Average balance (in billions)	$1.5	$1.2	$1.0	$1.2	$1.1
Average annualized yield	0.10%	0.06%	0.19%	0.10%	0.16%

Interest revenue - net (in millions)	$0.3	$0.1	$0.5	$1.3	$1.7

Client credit balances:
Average balance (in billions)	$8.3	$8.7	$7.5	$8.4	$8.5
Average annualized cost	0.02%	0.02%	0.03%	0.02%	0.03%

Interest expense (in millions)	$(0.4)	$(0.4)	$(0.6)	$(1.7)	$(2.9)

Average interest-earning assets (excluding conduit business) (in billions)	$13.3	$14.0	$12.0	$13.5	$13.3
Average annualized yield (excluding conduit business)	3.62%	3.70%	3.60%	3.59%	3.13%

Net interest revenue (excluding conduit business) (in millions)	$123.4	$131.2	$110.8	$491.6	$420.9

Conduit Business:
Average balance (in billions)	$0.2	$0.3	$0.4	$0.3	$0.5

Securities borrowing - conduit business:
Average annualized yield	0.27%	0.31%	0.34%	0.28%	0.34%

Interest revenue (in millions)	$0.2	$0.3	$0.3	$0.8	$1.7

Securities lending - conduit business:
Average annualized cost	0.20%	0.25%	0.18%	0.18%	0.19%

Interest expense (in millions)	$(0.1)	$(0.2)	$(0.2)	$(0.6)	$(0.9)

Average interest-earning assets - conduit business (in billions)	$0.2	$0.3	$0.4	$0.3	$0.5
Average annualized yield - conduit business	0.07%	0.06%	0.16%	0.09%	0.15%

Net interest revenue - conduit business (in millions)	$0.1	$0.1	$0.1	$0.2	$0.8

Net Interest Revenue (total):
Average interest-earning assets (excluding conduit business) (in billions)	$13.3	$14.0	$12.0	$13.5	$13.3
Average interest-earning assets - conduit business (in billions)	0.2	0.3	0.4	0.3	0.5

Average interest-earning assets - total (in billions)	$13.5	$14.3	$12.4	$13.8	$13.8

Average annualized yield - total	3.57%	3.62%	3.51%	3.52%	3.02%
Net interest revenue (excluding conduit business) (in millions)	$123.4	$131.2	$110.8	$491.6	$420.9
Net interest revenue - conduit business (in millions)	0.1	0.1	0.1	0.2	0.8

Net interest revenue - total (in millions)	$123.5	$131.3	$110.9	$491.8	$421.7

NOTE: See Glossary of Terms on the Company’s web site at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

In thousands, except percentages

(Unaudited)

	Quarter Ended						Fiscal Year Ended
	Sept. 30, 2011		June 30, 2011		Sept. 30, 2010		Sept. 30, 2011		Sept. 30, 2010
	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.
EBITDA(1)
EBITDA	$311,890	44.3%	$302,101	44.1%	$237,408	39.0%	$1,212,373	43.9%	$1,114,438	43.5%
Less:
Depreciation and amortization	(17,130)	(2.4)%	(16,914)	(2.5)%	(15,460)	(2.5)%	(66,759)	(2.4)%	(57,032)	(2.2)%
Amortization of acquired intangible assets	(24,379)	(3.5)%	(24,083)	(3.5)%	(24,741)	(4.1)%	(97,126)	(3.5)%	(100,463)	(3.9)%
Interest on borrowings	(6,790)	(1.0)%	(6,916)	(1.0)%	(11,094)	(1.8)%	(32,017)	(1.2)%	(44,858)	(1.8)%
Provision for income taxes	(99,940)	(14.2)%	(96,793)	(14.1)%	(72,154)	(11.9)%	(378,718)	(13.7)%	(319,897)	(12.5)%

Net income	$163,651	23.3%	$157,395	23.0%	$113,959	18.7%	$637,753	23.1%	$592,188	23.1%

	As of
	Sept. 30, 2011	June 30, 2011	Mar. 31, 2011	Dec. 31, 2010	Sept. 30, 2010
Liquid Assets - Management Target(2)
Liquid assets - management target	$851,851	$801,535	$750,552	$759,970	$561,361
Plus: Broker-dealer cash and cash equivalents	656,206	982,768	626,725	459,728	426,618
Trust company cash and cash equivalents	108,587	38,887	70,701	60,632	50,937
Investment advisory cash and cash equivalents	7,184	41,184	36,964	32,178	28,944
Less: Excess broker-dealer regulatory net capital	(591,865)	(540,728)	(403,804)	(419,125)	(326,368)

Cash and cash equivalents	$1,031,963	$1,323,646	$1,081,138	$893,383	$741,492

	As of
	Sept. 30, 2011	June 30, 2011	Mar. 31, 2011	Dec. 31, 2010	Sept. 30, 2010
Liquid Assets - Regulatory Threshold(2)
Liquid assets - regulatory threshold	$1,407,474	$1,350,737	$1,336,533	$1,293,100	$1,076,256
Plus: Broker-dealer cash and cash equivalents	656,206	982,768	626,725	459,728	426,618
Trust company cash and cash equivalents	108,587	38,887	70,701	60,632	50,937
Investment advisory cash and cash equivalents	7,184	41,184	36,964	32,178	28,944
Less: Excess trust company Tier 1 capital	(8,555)	(8,410)	(9,379)	(12,039)	(12,284)
Excess broker-dealer regulatory net capital	(1,138,933)	(1,081,520)	(980,406)	(940,216)	(828,979)

Cash and cash equivalents	$1,031,963	$1,323,646	$1,081,138	$893,383	$741,492

Note: The term “GAAP” in the following explanation refers to generally accepted accounting principles in the United States.

(1)	EBITDA (earnings before interest, taxes, depreciation and amortization) is considered a non-GAAP financial measure as defined by SEC Regulation G. We consider EBITDA an important measure of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA is used as the denominator in the consolidated leverage ratio calculation for covenant purposes under our holding company’s senior revolving credit facility. EBITDA eliminates the non-cash effect of tangible asset depreciation and amortization and intangible asset amortization. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.
(2)	Our liquid assets metrics are considered non-GAAP financial measures as defined by SEC Regulation G. We include the excess capital of our broker-dealer and trust company subsidiaries in the calculation of our liquid assets metrics, rather than simply including broker-dealer and trust company cash and cash equivalents, because capital requirements may limit the amount of cash available for dividend from the broker-dealer and trust company subsidiaries to the parent company. Excess capital, as defined below, is generally available for dividend from the broker-dealer and trust company subsidiaries to the parent company. We consider our liquid assets metrics to be important measures of our liquidity and of our ability to fund corporate investing and financing activities. The liquid assets metrics should be considered as supplemental measures of liquidity, rather than as substitutes for cash and cash equivalents.

We define liquid assets - management target as the sum of (a) corporate cash and cash equivalents, (b) corporate short-term investments and (c) regulatory net capital of (i) our clearing broker-dealer subsidiary in excess of 10% of aggregate debit items and (ii) our introducing broker-dealer subsidiaries in excess of a minimum operational target established by management ($50 million in the case of our primary introducing broker-dealer, TD Ameritrade, Inc.). We consider liquid assets - management target to be a measure that reflects our liquidity that would be readily available for corporate investing or financing activities under normal operating circumstances.

We define liquid assets - regulatory threshold as the sum of (a) corporate cash and cash equivalents, (b) corporate short-term investments, (c) regulatory net capital of (i) our clearing broker-dealer subsidiary in excess of 5% of aggregate debit items and (ii) our introducing broker-dealer subsidiaries in excess of 120% of the minimum dollar net capital requirement or in excess of 8 1/3% of aggregate indebtedness and (d) Tier 1 capital of our trust company in excess of the minimum dollar requirement. We consider liquid assets - regulatory threshold to be a measure that reflects our liquidity that would be available for corporate investing or financing activities under unusual operating circumstances.